EXHIBIT 5
                          TROUTMAN SANDERS
                  600 PEACHTREE STREET, SUITE 5200
                    ATLANTA, GEORGIA  30308-2216
                           (404) 885-3000


                           June 21, 1995


The Southern Company
64 Perimeter Center East
Atlanta, Georgia 30346

     Re:  The Southern Company
          Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the above-captioned registration statement and related prospectus proposed to be filed by The Southern Company ("Southern") with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of additional shares of its common stock, par value $5 per share (the "Stock"), for issuance pursuant to The Outside Directors Stock Plan for Subsidiaries of The Southern Company (the "Plan"). We have also examined certified copies of Southern's Certificate of Incorporation, as amended, and of its by-laws and are familiar with all proceedings relating to the issuance and sale of the Stock. We are of the opinion that:

          (a) Southern is a corporation duly organized and existing under the laws of the State of Delaware, is domesticated under the laws of the State of Georgia and is qualified to do business as a foreign corporation under the laws of the State of Alabama.

          (b) Upon compliance with the relevant provisions of the Securities Act of 1933 and the Public Utility Holding Company Act of 1935, and upon compliance with the securities or "Blue Sky" laws of any jurisdiction applicable thereto, Southern may legally issue and sell the Stock without obtaining the consent or approval of any other governmental authority.

          (c) When the necessary consents or approvals as referred to in paragraph (b) hereinabove have been obtained, and when certificates for the Stock have been executed by Southern, countersigned and registered by the transfer agent and registrar and delivered in accordance with the Plan, the Stock will be valid and legally issued, fully paid and non-assessable shares of Southern, and the holders thereof will be entitled to the rights and privileges appertaining thereto as set forth in Southern's Certificate of Incorporation, as amended.

The Southern Company
June 21, 1995
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the registration statement.

                              Very truly yours,

                              /s/ Troutman Sanders

                              TROUTMAN SANDERS